Exhibit 23.1

                     [letterhead of HLB Gross Collins, P.C.]





       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in the Registration Statement of foodvision.com, inc. on Form 10-SB/A of our report dated November 23, 1999, relating to the balance sheet of foodvision.com, inc. as of December 31, 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1998 and 1997.


                                  /s/ HLB Gross Collins, P.C.
                                  HLB Gross Collins, P.C.

Atlanta, Georgia
January 24, 2000